Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
Steven Melman, V.P. of Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports Second Quarter
2007 Results
Record Quarterly Gain Share A Strong Contribution to Overall Revenue Growth
     SAN JOSE, Calif.—July 31, 2007—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2007.
     Revenue for the second fiscal quarter of 2007 totaled $23.7 million, an increase of 32%, compared with revenue of $18.0 million for the second fiscal quarter of 2006. Gain share revenue for the second fiscal quarter of 2007 totaled $5.9 million, compared to $5.7 million for the second fiscal quarter of 2006. On a GAAP basis, net loss for the second fiscal quarter of 2007 totaled approximately $701,000, or $0.02 per basic share, compared with a net loss of approximately $847,000, or $0.03 per basic share, for the second fiscal quarter of 2006.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and their related income tax effects. Using this non-GAAP measure, net income for the second fiscal quarter of 2007 totaled approximately $5.0 million, or $0.17 per diluted share, compared with non-GAAP net income of approximately $3.6 million, or $0.13 per diluted share, for the second fiscal quarter of 2006.
     As previously announced, PDF will discuss these results on a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time. The call will simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours
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after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of process-design integration technologies and services for manufacturing integrated circuits (ICs). PDF Solutions offers solutions that are designed to enable clients to lower costs, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, Maestria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan and Korea. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, Maestria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$35,652	$36,451
Short-term investments	18,300	16,402
Accounts receivable	32,323	27,575
Prepaid expenses and other current assets	2,936	2,796
Deferred tax assets	2,231	2,581

Total current assets	91,442	85,805
Property and equipment, net	4,005	3,916
Goodwill	63,386	60,034
Intangible assets, net	16,179	13,605
Deferred tax assets	5,155	4,994
Other assets	474	503

Total assets	$180,641	$168,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$291	$302
Accounts payable	2,395	3,182
Accrued compensation and related benefits	4,704	3,325
Other accrued liabilities	5,245	3,843
Taxes payable	1,404	4,767
Deferred revenue	5,237	3,705
Billings in excess of recognized revenue	367	95

Total current liabilities	19,643	19,219
Long-term debt	1,130	1,198
Long-term taxes payable	5,145	—
Other liabilities	127	221

Total liabilities	26,045	20,638

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	175,895	167,323
Treasury stock at cost	(5,549)	(5,549)
Accumulated deficit	(17,483)	(13,890)
Accumulated other comprehensive income	1,729	331

Total stockholders’ equity	154,596	148,219

Total liabilities and stockholders’ equity	$180,641	$168,857

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PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006
Revenue:
Design-to-silicon-yield solutions
Integrated solutions	$16,032	$10,477	$29,796	$22,706
Software licenses	1,776	1,794	5,261	4,406
Gain share	5,890	5,739	10,783	10,755

Total revenue	23,698	18,010	45,840	37,867

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions
Integrated solutions	7,082	6,645	14,790	13,074
Software licenses	27	29	86	40
Amortization of acquired core technology	1,610	1,266	3,185	2,532

Total cost of design-to silicon-yield solutions	8,719	7,940	18,061	15,646

Gross margin	14,979	10,070	27,779	22,221
Operating expenses:
Research and development	8,797	6,871	17,167	13,127
Selling, general and administrative	6,645	4,866	12,489	9,822
Amortization of other acquired intangible assets	1,031	235	2,044	470

Total operating expenses	16,473	11,972	31,700	23,419

Loss from operations	(1,494)	(1,902)	(3,921)	(1,198)
Interest and other income, net	529	811	1,025	1,446

Income (loss) before taxes	(965)	(1,091)	(2,896)	248
Tax provision (benefit)	(264)	(244)	160	827

Net loss	$(701)	$(847)	$(3,056)	$(579)

Net loss per share:
Basic and Diluted	$(0.02)	$(0.03)	$(0.11)	$(0.02)

Weighted average common shares:
Basic and Diluted	28,155	26,680	28,067	26,611

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PDF SOLUTIONS, INC.
IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	June 30, 2007				June 30, 2006
	As reported	Adjustment		Non-GAAP	As reported	Adjustment		Non-GAAP
Revenue:
Design-to-silicon-yield solutions
Integrated solutions	$16,032			$16,032	$10,477			$10,477
Software licenses	1,776			1,776	1,794			1,794
Gain share	5,890			5,890	5,739			5,739

Total revenue	23,698			23,698	18,010	—		18,010

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions
Integrated solutions	7,082	(478	)(a)	6,604	6,645	(455	)(a)	6,190
Software licenses	27			27	29			29
Amortization of acquired core technology	1,610	(1,610	)(b)		1,266	(1,266	)(b)

Total cost of design-to silicon-yield solutions	8,719	(2,088)		6,631	7,940	(1,721)		6,219

Gross margin	14,979	2,088		17,067	10,070	1,721		11,791
Operating expenses:
Research and development	8,797	(615	)(a)	8,182	6,871	(568	)(a)	6,303
Selling, general and administrative	6,645	(852	)(a)	5,793	4,866	(764	)(a)	4,102
Amortization of other acquired intangible assets	1,031	(1,031	)(b)		235	(235	)(b)

Total operating expenses	16,473	(2,498)		13,975	11,972	(1,567)		10,405

Income (loss) from operations	(1,494)	4,586		3,092	(1,902)	3,288		1,386
Interest and other income, net	529			529	811			811

Income (loss) before taxes	(965)	4,586		3,621	(1,091)	3,288		2,197
Tax provision (benefit)	(264)	(1,088)	(c)	(1,352)	(244)	(1,201)	(c)	(1,445)

Net income (loss)	$(701)	$5,674		$4,973	$(847)	$4,489		$3,642

Net income (loss) per share — diluted	$(0.02)	$0.19		$0.17	$(0.03)	$0.16		$0.13

Weighted average common shares — diluted	28,155	28,698	(d)	28,698	26,680	27,866	(d)	27,866

Notes:
(a) The non-GAAP adjustments represent the reversal of stock-based compensation.
(b) The non-GAAP adjustments represent the reversal of amortization of intangible assets.
(c) The non-GAAP adjustments represent the tax impact from the reversal of stock-based compensation and amortization of intangible assets.
(d) The shares used in computing non-GAAP net income for the three months ended June 30, 2007 and 2006 include the dilutive impact of common stock options.
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